Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT ("Agreement") is made as of this 25th day of January, 2021, by Acer Therapeutics Inc., a Delaware corporation (the "Grantor") in favor of Relief Therapeutics Holding AG, a corporation organized under the laws of Switzerland (the "Secured Party").

WHEREAS, the Grantor is the maker of a promissory note in favor of the Secured Party (the "Note"), in the original principal amount of Four Million Dollars ($4,000,000); and

WHEREAS, the Grantor has agreed to grant to the Secured Party a security interest in all of the assets of Grantor in order to secure the indebtedness evidenced by the Note.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Grant of Security Interest

.  As collateral security for all of the obligations under the Note, Grantor hereby pledges and assigns to the Secured Party, and grants to the Secured Party, a continuing first priority security interest in, all real and personal property of Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, (the "Collateral"), including, without limitation, the following:

(a)all Accounts;

(b)all Chattel Paper (whether tangible or electronic);

(c)all Deposit Accounts;

(d)all Documents;

(e)all Equipment;

(f)all Fixtures;

(g)all General Intangibles;

(h)all Goods;

(i)all Instruments (including, without limitation, Promissory Notes);

(j)all Inventory;

(k)all Copyrights;

(l)all Patents;

(m)all Trademarks;

(n)all Licenses;

(o)all Letter-of-Credit Rights;

(p)all Supporting Obligations;

(q)all real estate; and

(r)all other tangible and intangible personal property of Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of Grantor described in the preceding clauses of this Section 1 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of Grantor or any other Person from time to time acting for Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 1 or are otherwise necessary or helpful in the collection or realization thereof.

2.Financing Statements.  Grantor hereby authorizes the Secured Party to file appropriate financing statements or other documents under the Uniform Commercial Code of the State of Delaware (the "UCC") describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. At all times the Grantor will do, execute, acknowledge and deliver, and will cause to be done, itself and by any corporation or person obligated to Grantor so to do, and hereby authorize the Secured Party to cause to be done, in the Secured Party’s sole discretion, all and every such further acts, deeds, and assurances as the Secured Party shall reasonably require for the better assuring, perfecting and confirming unto the Secured Party, the security interest in the Collateral and the rights, privileges and remedies hereby or in any other agreement created, granted or assigned, or intended so to be, or which it may herein or hereafter become bound to create, grant or assign to the Secured Party.

3.Use of Collateral.  In the absence of an Event of Default (as hereinafter defined), the Grantor shall have all rights to retain possession of and use the Collateral and to sell or otherwise dispose of the Inventory in the ordinary course of business.

4.Maintenance of Books and Records.  During the term of this Agreement, the Grantor will not remove its books and records from its current principal executive offices without prior written notification to the Secured Party.

5.Secured Party Appointed Attorney-in-Fact.  Upon the occurrence and during the continuance of an Event of Default, with notice to the Grantor, the Grantor hereby irrevocably constitutes and appoints the Secured Party as the Grantor's true and lawful attorney in fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Grantor with respect to the Collateral, and do in the name, place and stead of the Grantor, all such acts, things and deeds for and on behalf of and in the name of the Grantor which the Grantor could or might do or which the Secured Party may deem necessary or desirable to more fully vest in the Secured Party the rights and remedies provided for herein and to accomplish the purposes of this Agreement.  The foregoing power of attorney is irrevocable and coupled with an interest.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party may perform any such agreement, and any reasonable expenses of the Secured Party incurred in connection therewith shall be paid by the Grantor.

6.Reasonable Care.  The Secured Party shall be deemed to have exercised reasonable care in the custody and retention of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

7.Representations and Warranties, Covenants and Agreements.

(a)The Grantor represents and warrants that:

(i)The Grantor has not made or filed any other lien, encumbrance, security agreement or financing statement, other than those herein created, covering the Collateral or any part thereof in which the Grantor purports to grant a security interest hereunder, and the Grantor has not created, attached or perfected any security interest, other than the one herein created, in the Collateral or any part thereof in which the Grantor purports to grant a security interest hereunder;

(ii)The Grantor is the sole legal, registered, record and beneficial owner of the Collateral in which the Grantor purports to grant a security interest hereunder, having good title thereto free and clear of any and all liens and encumbrances, subject to any applicable existing intellectual property licenses or sublicenses, and subject to the Secured Party's proper conveyance of the Collateral to the Grantor; and

(iii)The Grantor has the full power, right and authority to enter into this Agreement, to grant the security interest granted herein to the Secured Party and to carry out the transactions contemplated by this Agreement.

(b)The Grantor shall:

(i)promptly furnish the Secured Party with any information or documents which the Secured Party and the Lenders may reasonably request concerning the Collateral;

(ii)promptly notify the Secured Party of any material claim, action or proceeding affecting title, or any other matter relating to the Collateral, or any part thereof, or the security interest created herein, and at the Secured Party's request, appear in and defend, at the Grantor's expense, any such claim, action or proceeding;

(iii)promptly make such further assurances and take such further actions as may be reasonably necessary to establish proof of the Grantor's title to the Collateral and/or to protect the Secured Party's interest in the Collateral; and

(iv)promptly furnish the Secured Party and the Lenders with true copies of all notices (including notices of default) sent or received by the Grantor with respect to the Collateral or any agreements relating to the Collateral.

8.Event of Default.  The occurrence of an Event of Default as defined in the Note shall constitute an "Event of Default" hereunder.

9.Remedies.  If any Event of Default shall have occurred and be continuing, in addition to all other rights and remedies granted to it under this Agreement, the Note or other applicable law, the Secured Party may exercise all of its rights as a lender under the UCC.

10.Termination.  This Agreement shall terminate automatically upon the complete and final satisfaction in full of all indebtedness evidenced by the Note.

11.Expenses.  The Grantor will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party hereunder upon an Event of Default, or (c) the failure by the Grantor to perform or observe any of the provisions hereof.

12.Amendments and Waivers.  Any term of this Agreement may be amended (including the release of any Collateral hereunder) and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Grantor and the Secured Party.

13.No Waiver.  No failure on the part of any the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by any the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

14.Enforceability; Severability.  If any provision of this Agreement or the application thereof to any party hereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other party thereto of circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

15.Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier. Any such notice shall be deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or email to the address set forth below; (iii) five business days after deposit in the U.S. mail, postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, in any such case as follows:

If to Grantor:

Acer Therapeutics, Inc.

One Gateway Center, Suite 351

300 Washington Street

Newton, Massachusetts 02458

ATTN:  Chris Schelling

              President & CEO

With a copy (which shall not constitute notice) to:

Acer Therapeutics Inc.

One Gateway Center

300 Washington Street, Suite 351

Newton, MA  02458

ATTN:  Don Joseph

              Chief Legal Officer

If to the Secured Party:	Relief Therapeutics Holding AG Bâtiment F2/F3 Avenue de Sécheron 15 1202 Genève Switzerland

16.Interpretation.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

17.Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies, facsimiles or facsimiles of copies hereof each signed by less than all, but together signed by all of the parties hereto.

18.Definitions. All terms used herein but not otherwise defined herein or in the Note shall have the same meanings as set forth in Article 9 of the UCC, as may be in effect from time to time in the State of New York.

19.Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

20.CONSENT TO JURISDICTION.  THE PARTIES (I) IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND (II) WAIVE ANY OBJECTION THAT THEY MAY HAVE BASED UPON A LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

21.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY

AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

RELIEF THERAPEUTICS HOLDING AG

By: /s/ Tom Plitz

Name:Tom Plitz

Title:Director

By: /s/ Thomaz Burckhardt

Name:Thomaz Burckhardt

Title:Director

ACER THERAPEUTICS INC.

By: /s/ Chris Schelling

Name:Chris Schelling

Title:President and Chief Executive Officer